UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 24, 2015

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Folsom Street

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

On April 24, 2015, Project Homestake Merger Corp., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Riverbed Holdings, Inc. (formerly Project Homestake Holdings, LLC), a Delaware corporation (“Parent”), completed its merger (the “Merger”) with and into Riverbed Technology, Inc., a Delaware corporation (the “Company”), pursuant to the terms of the Agreement and Plan of Merger, dated as of December 14, 2014 (as amended, the “Merger Agreement”), by and among Parent, Merger Sub and the Company. The Company was the surviving corporation in the Merger and, as a result, is now a wholly owned subsidiary of Parent. Parent is controlled by investment funds affiliated with Thoma Bravo, LLC (“Thoma Bravo”) and is beneficially owned by such funds and certain other investors.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 24, 2015, in connection with the Company’s consummation of the Merger, the Company repaid all obligations outstanding under its senior credit facility and terminated all agreements related thereto. Reference is hereby made to the Company’s Form 8-K filed on December 26, 2013 for a description of the terms of such senior credit facility.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference. Capitalized terms not otherwise defined have the meaning set forth in the Merger Agreement.

At the Effective Time of the Merger, each share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than Owned Shares or Dissenting Shares) was cancelled and extinguished and converted into the right to receive cash in an amount equal to $21.00, without interest thereon (the “Per Share Price”). In addition, each Company Option and each Restricted Stock Unit was canceled and converted into the right to receive the Per Share Price, less, in the case of Company Options, the exercise price per share.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

In connection with the closing of the Merger, the Company notified The NASDAQ Stock Market (“NASDAQ”) on April 24, 2015 that each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as set forth under Item 2.01, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to remove the Common Stock from listing on NASDAQ and to deregister the Common Stock pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock (except as described in Item 2.01 hereof) was converted into the right to receive the Per Share Price.

Item 5.01 Changes in Control of Registrant.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Newco. The total amount of funds necessary to complete the Merger and the related transactions was approximately $3,600,000,000. The purchase price was funded by equity financing from affiliates of Thoma Bravo and Teachers’ Private Capital, the private investor department of Ontario Teachers’ Pension Plan, and other co-investors of approximately $1.5 billion and debt financing from Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Barclays Bank PLC, certain affiliates of the foregoing and other lenders of approximately $2.1 billion.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement.

The information set forth under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the following persons, who were the directors of Merger Sub, became directors of the Company: Orlando Bravo, Seth Boro, Robert Sayle, Marcel Bernard, James Lines, Jerry M. Kennelly, Robert Selvi, Euclid Sarjoo and Bogdan Cenanovic. Jerry M. Kennelly, who was a director of the Company immediately prior to the Merger, will continue to be a director of the Company. As a result of the Merger, Michael Boustridge, Mark Floyd, Mark S. Lewis, Mike Nefkens, Chris Schaepe, Kim Stevenson, Steffan Tomlinson and Eric Wolford ceased to be directors of the Company.

The officers of the Company immediately prior to the effective time of the Merger continued as officers of the Company following the Merger.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introduction and under Item 2.01 is incorporated herein by reference.

Effective upon completion of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Merger, was amended and restated to be in the form of the certificate of incorporation attached as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached as Exhibit 3.2, which is incorporated herein by reference.

Item 8.01. Other Events.

On April 24, 2015, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Riverbed Technology, Inc.

3.2	Amended and Restated Bylaws of Riverbed Technology, Inc.

99.1	Press Release of Riverbed Technology, Inc., dated April 24, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Riverbed Technology, Inc.

By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President

Date: April 24, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Riverbed Technology, Inc.

3.2	Amended and Restated Bylaws of Riverbed Technology, Inc.

99.1	Press Release of Riverbed Technology, Inc., dated April 24, 2015.